Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17979, 333-38891, 333-59177, 333-42054, 333-56736, 333-69264, 333-69266, 333-101835, 333-106051, 333-141192) and Form S-3 (Nos. 333-38893, 333-133263, 333-140766) of C&D Technologies, Inc. of our report dated May 2, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

May 2, 2011